Exhibit 99.1
Compass, Inc. Reports Fourth Quarter and Full-Year 2024 Results

Revenue in Q4 Grew 25.9% YoY and Organic Revenue Grew 20.9% YoY
Quarterly Market Share Grew 65bps YoY to 5.06% and Organic Share Was Up 48bps
$122 Million in Full-Year Operating Cash Flow; $150 Million Prior to NAR-related Settlement

New York, NY - February 18, 2025 - Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), a leading tech-enabled real estate services company that includes the largest residential real estate brokerage in the United States by sales volume1, announced its financial results for the fourth quarter and full-year ended December 31, 2024.

“Despite a year in which resale transactions experienced a 29-year low, Compass grew both Revenue and Adjusted EBITDA2 significantly and delivered $122 million in operating cash flow, or $150 million prior to the NAR-related settlement payment. As the market recovers, we believe the combination of our cost discipline and structural advantages, which include our end-to-end proprietary technology platform, national scale, network of top agents, and depth of inventory, positions Compass to capture significant upside,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. “In the fourth quarter, we grew transactions by 24.1% or 3.5x faster than the market where transactions grew by 6.8% year-over-year. This led to quarterly market share of 5.06%, or an increase of 65 basis points, which is our highest year-over-year increase in market share in twelve quarters. Importantly, organic transactions3 increased by 15.5% year-over-year and organic quarterly market share4 grew 48 basis points.”

Reffkin continued, “I believe 2025 will be the year that the gap between Compass and the industry widens. By leveraging our structural advantages and our affiliation with the Christie’s International Real Estate brand, we are positioning ourselves to accelerate our market share gains.”

Kalani Reelitz, Chief Financial Officer of Compass said, “We continue to strengthen our balance sheet and ended the quarter with a cash balance of $223.8 million. In Q4 2024, we generated positive operating cash flow of $30.5 million and free cash flow5 of $26.7 million, which made us free cash flow positive in every single quarter in 2024, and for the full-year operating cash flow was $121.5 million and free cash flow was $105.8 million. For the full-year, OPEX6 came in $8 million below the low-end of our full-year OPEX guide, and we achieved this while still maintaining high-levels of agent retention and growing full-year market share by 49 basis points. These results exhibit our commitment to control costs as we continue to outpace market growth.”

Q4 2024 Highlights:
●Revenue in Q4 2024 increased by 25.9% year-over-year to $1.4 billion as transactions increased 24.1%. Year-over-year organic revenue growth7 (a non-GAAP measure) was up 20.9%, while revenue growth attributable to the acquisitions completed within the prior 12-months was 5%.
●GAAP Net loss in Q4 2024 was $40.5 million, an improvement of $43.2 million from a net loss of $83.7 million in Q4 2023. The net loss for Q4 2024 includes non-cash stock-based compensation expense of $31.2 million and depreciation and amortization of $19.7 million.
●Adjusted EBITDA8 (a non-GAAP measure) was $16.7 million in Q4 2024 compared to ($23.7) million in Q4 2023, an improvement of $40.4 million. Excluding M&A related transaction costs of $4.2 million, Adjusted EBITDA in Q4 2024 would have been $20.9 million.
●Operating Cash Flow / Free Cash Flow9 (a non-GAAP measure): During Q4 2024, operating cash flow was $30.5 million and free cash flow was $26.7 million.
1 Compass was ranked as the number one real estate brokerage by sales volume for 2023 by Real Trends in March 2024 for the third year in a row.
2 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
3 Organic transactions excludes transactions attributable to the acquisitions completed within the last twelve months.
4 Organic market share excludes market share attributable to the acquisitions completed in the last twelve months.
5 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
6 Non-GAAP OPEX excludes Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA. A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
7 Organic revenue growth excludes revenue attributable to the acquisitions completed within the last twelve months.
8 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.
9 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release.

●Cash and cash equivalents at the end of Q4 2024 was $223.8 million, and there were no outstanding draws on our revolving credit facility at that time.

Q4 2024 Operational Highlights:
●National market share: In Q4 2024, quarterly market share was 5.06%, an increase of 65 basis points compared to Q4 2023 and an increase of 26 basis points sequentially from Q3 2024. This compares favorably to the 9 basis points increase year-over-year in Q4 2023 compared to Q4 2022 and a 10 basis point increase sequentially from Q3 2023 to Q4 2023. Quarterly organic market share growth year-over-year was 48 basis points in Q4 compared to 24 basis points year-over-year in Q3 2024 compared to Q3 2023.
●Principal Agents10 11: At the end of Q4 2024, the number of principal agents was 17,752 compared to 14,683 at the end of Q4 2023, an increase of 3,069 or 20.9% year-over-year. Sequentially, from Q3 2024 to Q4 2024, Compass hired 669 principal agents on a gross basis, resulting in a net increase of 210 principal agents as Compass managed out non-producers at the end of the year. We continued the trend of strong agent retention with 96.9% quarterly principal agent retention in Q4 2024, flat versus the prior year quarter.
●Transactions12: Compass agents closed 50,411 total transactions in Q4 2024, an increase of 24.1% compared to Q4 2023 (40,621). Organic transactions in Q4 2024 increased by 15.5% compared to Q4 2023. Transactions for the entire U.S. residential real estate market increased 6.8% for the same period, according to NAR.
●Gross Transaction Value (“GTV”)13: GTV was $54.0 billion in Q4 2024, an increase of 29.2% compared to Q4 2023 GTV of $41.8 billion. Organic GTV14 was $52.1 billion in Q4 2024. The entire U.S. residential real estate market GTV increased 12.6% for the same period, according to NAR.
●Inventory: The Compass 3-Phased Marketing Strategy helps homeowners benefit from the same strategies used by the most sophisticated and profit-driven sellers of homes in the industry - real estate developers and homebuilders - by listing first as a Compass Private Exclusive and then as a Compass Coming Soon, before going active on the MLS or public real estate websites. Early results of implementing the Compass 3-Phased Marketing Strategy have been promising, with a growing number of sellers opting into the program and seeing positive outcomes by avoiding unnecessary days on market, price drop history, and negative insights displayed on their listing prior to it being made active on the MLS and public real estate websites.

Below are a few data points on our progress so far and results from an internal analysis of listings that went through the Compass 3-Phased Marketing Strategy:

○As February 16, 2025, homeowners are marketing more than 7,500 listings as a Compass Private Exclusive or a Compass Coming Soon, which are only available by working with a Compass agent or by searching Compass.com:
■Roughly half the Compass Private Exclusive and Compass Coming Soon listings were above a $1 million list price, with the other half being below a $1 million list price, which suggests that this listing strategy is resonating with homeowners across all price points.
■Of Compass’ 22,138 listings, approximately 35% currently are either a Compass Private Exclusive or Compass Coming Soon.
○So far in the month of February, 55% of all new Compass listings started as a Compass Private Exclusive or Compass Compass Coming Soon.
10 During the first quarter of 2024, the Company began to report its agent statistics as of the quarter end. The Company's Number of Principal Agents and year-over-year and sequential change reported in this press release is based on the quarter end count for the fourth quarter of 2023 and 2024 and the third quarter of 2024.
11 Excludes approximately 1,000 principal agents located in Texas who joined Compass during the second quarter of 2024 as part of the Latter & Blum Holdings, LLC acquisition. These agents operate with a flat fee / transaction fee based model, which is different from the Company's standard commission model.
12 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
13 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.
14 Organic GTV excludes transactions attributable to the acquisitions completed within the last twelve months.

○For Compass sell-side transactions from January 1, 2024 through December 31, 2024, properties where the homeowner chose to pre-market as a Compass Private Exclusive and/or a Compass Coming Soon before going active on the MLS:
■Received an accepted offer 20% faster on average or 8 days faster on average once active on the MLS, than Compass listings without pre-marketing15; and
■Created value for homeowners as only 13% of Compass listings on average that were pre-marketed had a price drop, compared to 19% for Compass listings without pre-marketing. This means approximately 30% fewer listings on average took a price drop once active on the MLS vs. Compass listings that were not pre-marketed15.

○Compass also completed an internal analysis to better understand the relationship between close price and pre-marketing as a Compass Private Exclusive and/or a Compass Coming Soon, before going active on the MLS. This analysis examined Compass sell-side transactions of all residential property types in 2024 and found that homes pre-marketed as a Compass Private Exclusive and/or a Compass Coming Soon before going active on the MLS were associated with a 2.9% higher average close price compared to Compass-sold properties that were not pre-marketed in 202416.
■At Compass’ average price point of roughly $1 million, homeowners who chose to pre-market their home with a Compass agent were therefore likely to have realized a $29,000 premium on what is often the most valuable asset most people own, compared to those who listed directly on the MLS.
●Platform: The Compass end-to-end proprietary technology platform allows real estate agents to perform their primary workflows, from first contact to close, with a single log-in and without leaving the Compass platform. Highlights from Q4 2024 include:
○Compass One-click Title Integration: Title & Escrow attach rates improved more than 800 basis points over the past four quarters as the contribution from our One-click Title integration continues to drive our attach rates higher for agents who utilize the integration compared to agents who do not.
○Compass One: The industry’s premier all-in-one client dashboard that is designed to connect buyers and sellers with their agent to provide 24/7 transparency before, during, and after the transaction launched in beta in October 2024 and nationally on February 3, 2025. In the first week after the launch, agents sent 14,950 invitations to clients and we have seen a 43% increase in client engagement as measured by the change in weekly active users.
○Compass Reverse Prospecting: Launched in late October, Reverse Prospecting provides homesellers with exclusive insights such as real-time updates on how often agents and their clients are looking at, commenting on, favoriting, or sharing listings across the Compass platform and approximately 8,350 agents have used the feature. In the less than three months since launch, dozens of transactions have been created by matching buyers and sellers through the Compass Reverse Prospecting tool.
○Compass Make-Me-Sell: A feature in our platform that allows homeowners to share an aspirational price with their agent that would compel them to move continues to gain traction with approximately 9,500 entries so far in the platform. With full launch expected in Q1 2025, we believe this tool will help convert a portion of our 100+ million CRM contacts into passive ‘willing-to-sell’ inventory that will only be available to Compass agents.

Additional information can be found in the Company’s Q4 2024 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

Q1 2025 Outlook:
●Revenue of $1.350 billion to $1.475 billion for Q1.
●Adjusted EBITDA of $11 million to $25 million for Q1.
15 Findings are descriptive statistics and compare the average of Compass residential listings that went active on a MLS and were pre-marketed as a Compass Private Exclusive and/or Compass Coming Sooner vs. the average of Compass residential listings that went active on a MLS but were not pre-marketed as a Compass Private Exclusive and/or Compass Coming Soon from January 1, 2024 - December 31, 2024. Price drop history is included for geographies where price drop history is available from MLS. Source: Compass data.
16 Findings from the internal analysis were based on a hedonic regression analysis that examined Compass residential closed sell-side transactions from January 1, 2024 - December 31, 2024, nationally and for all residential property types (single family, co-op, condo, townhouse, and condop). For 2024, Compass pre-marketed listings are associated with an average 2.9% increase in the final close price versus Compass listings that went directly to the MLS. The estimated effect has a 95% confidence interval ranging from 1.9% and 3.9%. This finding may vary depending on market conditions and seasonality. The results provided are based on current data and methodologies, and should not be interpreted as definitive predictions of future outcomes.

Full Year 2025 Outlook:
●Non-GAAP OPEX of $1.005 billion to $1.030 billion. Included in the range is an increase of 2024 OPEX of 3-4%, $10 million of wrap around OPEX from 2024 M&A and $105 million of OPEX from the Christie’s International Real Estate acquisition that closed on January 13, 2025.
●Free cash flow positive for the full year 2025.

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP OPEX to GAAP OPEX because certain expenses excluded from GAAP OPEX cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA,” “Reconciliation of GAAP OPEX to non-GAAP OPEX” and “Reconciliation of GAAP Operating Cash Flow to Free Cash Flow” in the financial statement tables included in this press release.
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Conference Call Information
Management will conduct a conference call to discuss the fourth quarter 2024 results as well as outlook at 5:00 p.m. ET on Tuesday, February 18, 2025. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass, Inc. Q4 24 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerlyTwitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the first quarter of 2025, planned non-GAAP OPEX and free cash flow expectations for the full year of 2025, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate; the effect of monetary policies of the federal government and its agencies; high mortgage rates; ongoing industry antitrust class action litigation (including lawsuits filed against us) or any related regulatory activities; any decreases in our gross commission income or the percentage of commissions that we collect; low home inventory levels; our ability to carefully manage our expense structure; adverse economic, real estate or business conditions in geographic areas where our business is concentrated and/or impacting high-end markets; our ability to continuously innovate, improve and expand our platform, including tools and features integrating machine learning and artificial intelligence; our ability to expand our operations, including owned-brokerage, affiliate business and integrated services, and to offer additional integrated services; our ability to realize expected benefits from our mortgage business; our ability to compete successfully; our ability to attract and retain highly qualified personnel, to recruit agents and to expand our network of affiliates; our ability to re-accelerate our business growth given our current expense structure; fluctuation in our quarterly results and other operating metrics; the loss of one or more key personnel; actions by our agents at our owned-brokerage, employees or affiliates that could adversely affect our reputation and subject us to liability; our ability to pursue acquisitions that are successful and can be integrated into our existing operations and can allow us to realize anticipated synergies and cost savings; changes in mortgage underwriting standards; our ability to maintain or establish relationships with third-party service providers; the impact of cybersecurity incidents and the potential loss of critical and confidential information; the reliability of our fraud detection processes and information security systems; depository banks not honoring our escrow and trust deposits; adoption of alternatives to full-service agents by consumers; our ability to develop and maintain an effective system of disclosure controls and internal control over financial reporting; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our abilities to use net operating losses and other tax attributes; changes in, and our reliance on, accounting standards, assumptions, estimates and business data; the dependability of our platform and software; our ability to maintain our company culture; our ability to obtain or maintain adequate insurance coverage; processing, storage, and use of personal information and other data, and compliance with privacy laws and regulations; natural disasters and catastrophic events; the effect of the claims, lawsuits, government investigations and other proceedings; changes in federal or state laws that would require our agents to be classified as employees; our ability to protect our intellectual property rights and our reliance on the intellectual property rights of third parties; the impact of having a multi-class structure of common stock; and other risks set forth in our annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, non-GAAP OPEX, free cash flow, and organic revenue growth, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP OPEX, operating cash flows, revenue and our other GAAP measures. In evaluating Adjusted EBITDA, non-GAAP OPEX, free cash flow, and organic revenue growth, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth. Adjusted EBITDA, non-GAAP OPEX, free cash flow and organic revenue growth are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

About Compass
Compass is a leading tech-enabled real estate services company that includes the largest residential real estate brokerage in the United States by sales volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents at its owned-brokerage to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time, and manage their businesses more efficiently. The Compass network includes Christie's International Real Estate, the world's premier global luxury real estate brand with over 100 independently owned brokerage Affiliates in 50 countries and territories. For more information on how Compass empowers real estate agents, one of the country's largest groups of small business owners, please visit www.compass.com.

Investor Contact
Soham Bhonsle
soham.bhonsle@compass.com

Media Contact
Rory Golod
rory@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$223.8	$166.9
Accounts receivable, net of allowance	48.6	36.6
Compass Concierge receivables, net of allowance	24.4	24.0
Other current assets	33.2	54.5
Total current assets	330.0	282.0
Property and equipment, net	125.5	151.7
Operating lease right-of-use assets	389.7	408.5
Intangible assets, net	73.8	77.6
Goodwill	233.6	209.8
Other non-current assets	25.4	30.7
Total assets	$1,178.0	$1,160.3
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13.0	$18.4
Commissions payable	82.8	59.6
Accrued expenses and other current liabilities	140.3	90.8
Current lease liabilities	93.5	98.9
Concierge credit facility	23.6	24.8
Total current liabilities	353.2	292.5
Non-current lease liabilities	380.5	410.2
Other non-current liabilities	31.9	25.6
Total liabilities	765.6	728.3
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	3,081.6	2,946.5
Accumulated deficit	(2,672.2)	(2,517.8)
Total Compass, Inc. stockholders' equity	409.4	428.7
Non-controlling interest	3.0	3.3
Total stockholders' equity	412.4	432.0
Total liabilities and stockholders' equity	$1,178.0	$1,160.3

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$1,380.4	$1,096.4	$5,629.1	$4,885.0
Operating expenses:
Commissions and other related expense (1)	1,139.3	895.9	4,634.6	4,007.0
Sales and marketing (1)	92.2	102.9	368.7	435.4
Operations and support (1)	88.0	79.6	334.5	326.9
Research and development (1)	46.9	44.4	188.8	184.5
General and administrative (1)	32.7	32.4	165.2	125.7
Restructuring costs	2.2	2.7	9.7	30.4
Depreciation and amortization	19.7	21.5	82.4	90.0
Total operating expenses	1,421.0	1,179.4	5,783.9	5,199.9
Loss from operations	(40.6)	(83.0)	(154.8)	(314.9)
Investment income, net	2.1	1.6	6.8	8.5
Interest expense	(1.8)	(1.6)	(6.4)	(10.8)
Loss before income taxes and equity in income (loss) of unconsolidated entity	(40.3)	(83.0)	(154.4)	(317.2)
Income tax (expense) benefit	(0.2)	(0.1)	0.5	0.4
Equity in income (loss) of unconsolidated entity	0.1	(0.7)	(0.6)	(3.3)
Net loss	(40.4)	(83.8)	(154.5)	(320.1)
Net (income) loss attributable to non-controlling interests	(0.1)	0.1	0.1	(1.2)
Net loss attributable to Compass, Inc.	$(40.5)	$(83.7)	$(154.4)	$(321.3)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.08)	$(0.17)	$(0.31)	$(0.69)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	511,244,971	483,710,540	501,514,681	466,522,935

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Commissions and other related expense	$—	$—	$—	$11.6
Sales and marketing	7.5	8.6	31.5	35.0
Operations and support	4.2	4.5	16.5	16.1
Research and development	13.3	11.3	58.0	45.7
General and administrative	6.2	11.9	21.5	49.8
Total stock-based compensation expense	$31.2	$36.3	$127.5	$158.2

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Year Ended December 31,
	2024	2023
Operating Activities
Net loss	$(154.5)	$(320.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	82.4	90.0
Stock-based compensation	127.5	158.2
Equity in loss of unconsolidated entity	0.6	3.3
Change in acquisition related contingent consideration	6.0	2.6
Bad debt allowance	(2.1)	4.4
Amortization of debt issuance costs	0.7	0.7
Changes in operating assets and liabilities:
Accounts receivable	(8.0)	(3.5)
Compass Concierge receivables	(0.8)	18.0
Other current assets	21.3	21.4
Other non-current assets	7.0	9.1
Operating lease right-of-use assets and operating lease liabilities	(17.4)	(1.2)
Accounts payable	(6.3)	(9.8)
Commissions payable	23.1	11.6
Accrued expenses and other liabilities	42.0	(10.6)
Net cash provided by (used in) operating activities	121.5	(25.9)
Investing Activities
Investment in unconsolidated entity	(2.0)	(1.2)
Capital expenditures	(15.7)	(11.2)
Payments for acquisitions, net of cash acquired	(18.9)	0.7
Net cash used in investing activities	(36.6)	(11.7)
Financing Activities
Proceeds from exercise of stock options	9.5	4.5
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	2.2	2.5
Taxes paid related to net share settlement of equity awards	(35.0)	(23.5)
Proceeds from drawdowns on Concierge credit facility	48.7	55.4
Repayments of drawdowns on Concierge credit facility	(49.9)	(62.5)
Proceeds from drawdowns on Revolving credit facility	—	75.0
Repayments of drawdowns on Revolving credit facility	—	(225.0)
Proceeds from issuance of common stock in connection with the Strategic Transaction	—	32.3
Payments related to acquisitions, including contingent consideration	(3.4)	(14.6)
Other	(0.1)	(1.5)
Net cash used in financing activities	(28.0)	(157.4)
Net increase (decrease) in cash and cash equivalents	56.9	(195.0)
Cash and cash equivalents at beginning of period	166.9	361.9
Cash and cash equivalents at end of period	$223.8	$166.9

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss attributable to Compass, Inc.	$(40.5)	$(83.7)	$(154.4)	$(321.3)
Adjusted to exclude the following:
Depreciation and amortization	19.7	21.5	82.4	90.0
Investment income, net	(2.1)	(1.6)	(6.8)	(8.5)
Interest expense	1.8	1.6	6.4	10.8
Stock-based compensation	31.2	36.3	127.5	158.2
Income tax expense (benefit)	0.2	0.1	(0.5)	(0.4)
Restructuring costs	2.2	2.7	9.7	30.4
Acquisition-related expenses(1)	4.2	(0.6)	4.2	1.9
Litigation charges(2)	—	—	57.5	—
Adjusted EBITDA	$16.7	$(23.7)	$126.0	$(38.9)

(1) For the three months ended December 31, 2024 and 2023, acquisition-related expenses includes losses of $4.0 million and $0.9 million, respectively, as a result of changes in the fair value of contingent consideration and expense of $0.2 million and a gain of $1.5 million, respectively, for the three months ended December 31, 2024 and 2023 related to acquisition consideration treated as compensation expense over the underlying retention periods. For the years ended December 31, 2024 and 2023, acquisition-related expenses includes losses of $4.0 million and $1.3 million, respectively, as a result of changes in the fair value of contingent consideration and expense of $0.2 million and $0.6 million, respectively, for the years ended December 31, 2024 and 2023 related to acquisition consideration treated as compensation expense over the underlying retention periods.

(2) Represents a charge of $57.5 million incurred during the three months ended March 31, 2024 in connection with the Antitrust Lawsuits. 50% of the settlement was paid during the three months ended June 30, 2024, and the remaining 50% is expected to be paid within one year of the court’s preliminary approval.

Compass, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$30.5	$(38.7)	$121.5	$(25.9)
Less:
Capital expenditures	(3.8)	(2.3)	(15.7)	(11.2)
Free cash flow	$26.7	$(41.0)	$105.8	$(37.1)

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP Commissions and other related expense	$1,139.3	$895.9	$4,634.6	$4,007.0
Adjusted to exclude the following:
Stock-based compensation	—	—	—	(11.6)
Non-GAAP Commissions and other related expense	$1,139.3	$895.9	$4,634.6	$3,995.4

GAAP Sales and marketing	$92.2	$102.9	$368.7	$435.4
Adjusted to exclude the following:
Stock-based compensation	(7.5)	(8.6)	(31.5)	(35.0)
Non-GAAP Sales and marketing	$84.7	$94.3	$337.2	$400.4

GAAP Operations and support	$88.0	$79.6	$334.5	$326.9
Adjusted to exclude the following:
Stock-based compensation	(4.2)	(4.5)	(16.5)	(16.1)
Acquisition-related expenses	(4.2)	0.6	(4.2)	(1.9)
Non-GAAP Operations and support	$79.6	$75.7	$313.8	$308.9

GAAP Research and development	$46.9	$44.4	$188.8	$184.5
Adjusted to exclude the following:
Stock-based compensation	(13.3)	(11.3)	(58.0)	(45.7)
Non-GAAP Research and development	$33.6	$33.1	$130.8	$138.8

GAAP General and administrative	$32.7	$32.4	$165.2	$125.7
Adjusted to exclude the following:
Stock-based compensation	(6.2)	(11.9)	(21.5)	(49.8)
Litigation charge	—	—	(57.5)	—
Non-GAAP General and administrative	$26.5	$20.5	$86.2	$75.9

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Sales and marketing	$106.7	$104.3	$95.1	$94.3	$85.5	$86.6	$80.4	$84.7
Operations and support	75.0	79.8	78.4	75.7	75.3	78.7	80.2	79.6
Research and development	38.5	32.8	34.4	33.1	32.1	32.2	32.9	33.6
General and administrative	23.1	21.4	10.9	20.5	18.3	19.9	21.5	26.5
Total non-GAAP operating expenses excluding commissions and other related expense	$243.3	$238.3	$218.8	$223.6	$211.2	$217.4	$215.0	$224.4